Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Enveric Biosciences, Inc. on Form S-3 (File No.’s 333-233260, 333-253196, and 333-257690) of our report dated April 1, 2021, with respect to our audit of the consolidated financial statements as of and for the year ended December 31, 2020 of Enveric Biosciences, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Marcum LLP
Marcum LLP
New York, NY
March 31, 2022